UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                               September 14, 1998
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                         Commission file number 0-28330
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                              LEGACY SOFTWARE, INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)



           Delaware                                      95-456-1156
           --------                                      -----------
   (State of other jurisdiction                      (I.R.S. Employer
   of incorporation or                                Identification No.)
   organization)



5340 Alla Road, Los Angeles, CA                           90066
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(Address of principal executive offices)                (Zip Code)



Registrant's Telephone number, including area code:   (310) 823-2423
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Item No. 5.       Other Events
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1.       Summary of Merger with Videocall:

         On September 14, 1998, Legacy Software, Inc. ("Legacy") entered into an Agreement and Plan of Merger with Videocall International Corporation ("Videocall"), a Florida corporation. Under the terms of the Agreement and Plan of Merger, Videocall shall be merged into a transitory subsidiary incorporated in the State of Florida for the purposes of the merger agreement between Videocall and Legacy. The shares of the surviving entity, the transitory subsidiary, then will be converted into Legacy shares. Legacy shall remain the surviving entity and shall acquire Videocall's business and shareholders through the merger.

          Under the terms of the Agreement and Plan of Merger, Videocall, through a transitory subsidiary, will merge with Legacy and the shares of Videocall will be converted into shares of Legacy pursuant to a conversion ratio as defined in the agreement between the companies. As a result of the merger, the number of Legacy shares issued and outstanding shall increase and pre-merger Legacy shareholders will experience a dilution in the per share book value of their shares. All of the additional new shares shall be issued to shareholders of Videocall. The issuance of such shares causes a change in control of Legacy. The number of Legacy shares which will be issued in this regard is subject to verification and audit.

a.       Business of Videocall:

         Videocall is engaged in building a global telecommunications organization that will specialize in the field of video conferencing. Videocall intends to provide customers and businesses both in the United States and in other countries throughout the world with a wide range of telecommunications services, specializing in offering customers the ability to videocall each other. Videocall intends to establish retail locations throughout the world from which businesses and general public consumers may participate in videocalls with others that have access to videocall facilities or equipment. The principals of Videocall began working on the business concept approximately two years ago.

         Most of Videocall's management have spent the past decade in the telecommunications industry, producing and marketing telecom products and services. The development of Videocall's business plan is a result of their telecommunications experience, their research, and their sales, marketing and telecommunications product development. Videocall intends to set up and operate a global network of convenient, strategically located retail outlets to offer

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the general public videocalling services in its facilities at a reasonable cost.
Videocall's mission is to bring to the general public in major population centers the world over high value, cost-effective videocalling services. Videocall intends to accomplish its goals by establishing retail locations in major international cities, by its own development of strategic locations through franchises, or via strategic partnerships. At these conveniently sited locations worldwide, Videocall expects that customers will readily book calls to locations in many other countries and cities worldwide.

         The Corporate Market: Videocall's founders believe that the global business community is primed for a surge in videoconferencing facilities and services. Internet development and its focus on visual imagery reflects the corporate interest in rapid audio/visual communication worldwide. Videocall is designed to fill the need for the delivery of economical, efficient and convenient videocall services to commercial users worldwide.

         Ethnic Markets: Ethnic minorities worldwide often comprise substantial numbers of displaced or otherwise separated families. In many cases, immigrants into countries the world over make up a significant fraction of local ethnic communities. These immigrants often have been unable to return to their home countries to see their distant families. Often for both political and/or financial reasons they are not able to travel easily, but they are capable of telephone calls, and are currently a significant purchasing group for prepaid phone cards. Videocall believes that videocalling will offer them a preferable and desirable alternative to non-visual telephone calls.

         Large segments of the populations in many countries make up such groups, and these have created what Videocall believes is a ready and willing market for videocalling services. Based on management's experience and knowledge of ethnic markets--in terms of locations, resources, consumer responsiveness and Videocall's market sensitivity--Videocall's business strategy should result in these ethnic markets visually and aurally reuniting with their families on an international scale. Videocall believes that once the availability of videocall service is present to connect a given ethnic group with key global locations, routine and regular videocalling will become a part of the normal activities for many members of these communities. Videocall believes that it is the first such commercial venture to approach this market in a knowledgeable and comprehensive manner, with a manageable plan for global implementation.

         The Technology: The core aspect of Videocall's business is the purchase and delivery of the videocalling system, with full technical support on an ongoing basis from the Picturetel Corporation of Andover, Massachusetts.
Videocall may also source equipment from other manufacturers. Picturetel Corporation is the world leader in videoconferencing technologies, products and


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services.  Picturetel  Corporation  claims  over  56% of the  world  market  for videoconferencing systems.

         The equipment that Videocall expects to primarily utilize is Picturetel's 'SWIFTSITE" system. This simple yet high tech system is compatible with most current videoconferencing systems (there being an established industry standard-the H.323/H.320 international standard-in effect).

         Global Telecommunication Transmission Standards: The standard transmission protocol that Videocall will use is ISDN. The difference between ISDN and a regular phone line is that the ISDN "pipe"--or bandwidth--is substantially larger and more efficient. Rather than operating in the usual "analog" manner, an ISDN line transmits digital signals which are not subject to the normal degradation and operational problems of analog connectivity. ISDN is therefore able to carry more data and speech, very rapidly and with clearer connectivity. It provides a clarity of voice transmissions and real time transmission of simultaneous video picture without the slow "step-by-step" images of earlier analog line transmissions. Because it is digital, ISDN allows for direct computer-to-computer communications and facilities high volume data, video and voice applications such as global videocalling. As of July 1998, there are over 40 countries worldwide in which ISDN is commercially available.

         The Wireline Carriers: Videocall intends to enter into separate agreements with local PTTs in every target country for the installation of ISDN circuits at all of its own retail locations and the locations of its strategic partners. In almost all cases, ISDN installation rates have been reduced to only a few hundred dollars per location, and the monthly rental rates have been reduced to as low as $30 per month or less. This should help Videocall to operate economically and competitively. In addition, Videocall intends to obtain ISDN long distance service from major international carriers such as AT&T, MCI and SPRINT. The current global industry trend is towards a general lowering of calling rates, and Videocall expects that ISDN rates will retain part of this trend.

         Global Siting of Retail Locations: Videocall has organized its expansion activities toward different targeted locations and toward business-formation strategies designed to secure locations. Videocall's approach to establishing its global network of retail locations includes: 1.
Company-owned locations; 2. Travel agency acquisitions; 3. Partnerships; 4. Franchises; and 5. Strategic commercial arrangements.

         While Videocall has developed financial models for various retain location options, the financial models will vary from country to country, and indeed even from city to city within a given country. Management will review all available options on an individual location basis, and intends to obtain such

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locations in a manner consistent with cash flow needs,  projected  profitability goals, location desirability, and the marketplace demand for local videocalling origination and receipt.

b.       Newly Elected Directors of the Company

         Also, pursuant to the Agreement and Plan of Merger between Legacy and Videocall, Legacy's board has appointed four (4) new directors to service as directors of Legacy pending shareholder ratification of this transaction. Those directors are officers and directors of Videocall and the additional new directors now constitute a majority of the Board of Directors of Legacy. The new directors are Michael J. Zwebner, Eugene A. Rosov, Michael Cuzner-Charles and Alexander H. Walker, Jr.

         Michael J. Zwebner is the founder and has served as Chairman of Videocall since February 1998. From 1974 to 1986, Mr. Zwebner founded and ran a travel and tourism company as well as a charter airline, specializing in the areas of air charter travel, wholesale ticketing and general business and tourist travel. From 1986 to 1990, Mr. Zwebner owned and operation several real estate companies, as well as managed a chain of five family restaurants and related catering services in England. From 1991 to 1997, Mr. Zwebner founded and served as Vide-President of Cardcall International Holdings Inc. (USA) and
Operating Manager of Cardcall (UK) Ltd., for which he designed and developed telecommunications and marketing concepts and organized the extensive prepaid phone card operations (Cardcall having been the largest such operation in both the UK and Canada). Mr. Zwebner also coordinated corporate finance activities of Cardcall.

         In February of 1997, Mr. Zwebner negotiated and secured the sale/merger of the Cardcall Group to DCI Telecommunications Inc., a publicly-held entity based in Connecticut, USA, and was subsequently instrumental in the multi million dollar sale of the UK distribution contract to SmarTalk Teleservices Inc. In addition, in February of 1998, Mr. Zwebner negotiated the creation of a multi million dollar joint venture between Cardcaller Canada Inc. with Datawave Systems Inc. of Vancouver, Canada. Mr. Zwebner resigned from his positions with the Cardcall Group in February 1998 to actively and exclusively pursue the Videocall project.

         Eugene A. Rosov: Eugene Rosov has served as Director, President and Chief Executive Officer of Videocall International Corporation since June of 1998. In 1967, Mr. Rosov started a national music educational and touring company, and in 1978 started the international chamber music association Chamber Music America. Mr. Rosov served as acting Director of Marketing for the nation's largest public radio station, WNYC, from 1979 to 1980. In 1980, he was founder, president and CEO of Water Test Corporation, a national drinking water testing

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laboratory acquired by Household International in 1987. From 1988 to 1995 he was
founder, president, CEO and Chairman of Innovative Telecom Corporation, the Nashua, New Hampshire telecommunications systems integrator and provider to five
(of  six)  Regional  Bell   operating   companies  of  prepaid   telephone  card
technologies and customer service operations. From 1995-1998, Mr. Rosov acted as a consultant to various telecom companies. Mr. Rosov graduated from Harvard College in 1971 with a BA in General Studies.

         Michael Cuzner-Charles: Michael Cuzner-Charles has served as a Director and Advisor to Videocall since July 1998. Mr. Cuzner-Charles serves as a director of Regal Brook Ltd. In Berkshire (UK - since 1995). He was finance director of Kingston Coatings, Courtaulds Plc from 1976 to 1979, and became a Director of the CJ Phoenix Group (Jewelers in Paris, London and Birmingham) in 1979 until 1982. For the international management consulting form of Grant Thornton, Mr. Cuzner-Charles was senior manager from 1982 to 1984, and became senior manager of Corporate Finance for Touche Ross from 1984-1992. From 1992-1995, Mr. Cuzner-Charles served as a director of MBS Plc, a computer distribution company, and was Chief Executive Officer of Trade Intermediary Group Plc. He is a Fellow of the Institute of Chartered Accountants in England and Wales.

         Alexander H. Walker, Jr.: Mr. Walker has served as a Director and General Counsel to Videocall since July 1998. Since 1968, Mr. Walker has served as Chairman of the Board of Nevada Agency and Trust Company in Reno, Nevada, a licensed and registered trust company and transfer agent in business since 1903. From 1944 to 1946, Mr. Walker served in the United States Army, rising to the rank of Captain and served in the infantry in the United States Army Reserve. He received his B.A. from Waynesburg College (1950) and his J.D. from the University of Pittsburgh School of Law in 1952. Since 1956, Mr. Walker has been a practicing attorney with his practice including all phases of trial work with a particular emphasis on corporate securities matters. From 1954 to 1955, he served first as Attorney Advisor, and then 1955-1956 as Attorney in Charge of the Salt Lake (UT) Branch for the United States Securities and Exchange Commission (SEC). From 1956 to date, he has maintained a private practice as an attorney

c.       Videocall Assets

         Videocall has obtained $1,000,000 in cash through a Private Offering Memorandum made pursuant to Rule 504 of Regulation D as promulgated under the Securities Act of 1933, as amended. Videocall also has raised an additional $4,000,000 through an offer pursuant to Regulation S as promulgated under the

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Securities  Act of 1933,  as amended.  Management of Legacy has entered into the
Agreement and Plan of Merger with Videocall in order to bring Videocall's significant cash assets into Legacy.

         The transaction between Legacy and Videocall is subject to shareholder approval. Pursuant to the Agreement and Plan of Merger, Legacy intends to file either appropriate proxy materials or an information statement with the Commission and then obtain shareholder approval of this transaction. Videocall also shall obtain shareholders approval pursuant to the terms of the Agreement and Plan of Merger.

2.       $2,000,000 Cash Infusion:

         On September 8, 1998, Legacy received $200,000 in private placement funds for 400,000 shares or its common stock. The Company relied upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended, in connection with this transaction. Such shares shall bear restrictive legends. It is possible, however, that the Company will file a Registration Statement in the future which covers such shares. Proceeds from this private placement will be used by the Company to continue the development of its software products and to facilitate the merger of the Company with Videocall.

3.       $2,000,000 Cash Infusion:

         Subsequent to entering into the Agreement and Plan of Merger with Videocall on September 14, 1998, the Company entered into arrangements with investors for the infusion of $2,000,000 in cash to Legacy. Such arrangements were made available to the Company through the new directors added to the Company's Board of Directors in connection with the Videocall merger.

         To date, a total of $2,000,000 has been received by Legacy. Such funds have been forwarded to the Company for its continued operations and to assure its continued compliance with the NASDAQ listing requirements.

         The Company intends to issue 1,960,000 shares of its common stock to the individuals forwarding the $2,000,000. Such shares shall be issued in reliance of Section 4(2) of the Securities Act of 1933, as amended. Such shares shall bear restrictive legends. It is possible, however, that the Company will file a Registration Statement in the future which covers such shares.

4.       Legacy Interactive Transaction:

         On September 14, 1998, Ariella Lehrer resigned as an officer and/or director of the corporation. On the same date, the corporation entered into an Agreement of Sale with an entity known as Legacy Interactive, Inc. for its Emergency Room, Best of Emergency Room, Emergency Room Intern, Emergency Room 2 and ER Code Blue software. Ariella Lehrer is the President of Legacy Interactive, Inc.

         In exchange for the transfer of the software, Legacy Interactive, Inc. assumed the company's indebtedness to David and Ariella Lehrer in the principal amount of $57,482 and the company's indebtedness to Irving and Trudy Lehrer in the principal amount of $266,877. Also, the Company entered into an agreement to pay a total of $108,099 in three (3) installments of $36,033 to Legacy Interactive, Inc. The first installment was paid at the time the Agreement of

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Sale was entered into between the parties.  The second  installment is due on or before September 25, 1998 and the third installment is due on or before November 15, 1998.

Item No. 6.       Resignations of Registrant's Directors.
-----------       ---------------------------------------

         Ariella Lehrer, who was an officer and director of the Registrant, resigned on September 14, 1998 in favor of those persons listed in paragraph 1.b above. Ms. Lehrer did not resign as a result of any dispute with the Company

Item No. 7.       Financial Statements and Exhibits.
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1.       Agreement  and  Plan  of  Merger  between  Legacy  Software,  Inc.  and
         Videocall International Corporation dated September 14, 1998.



                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     LEGACY SOFTWARE, INC.



Date: September 24, 1998.                            /s/ Eugene A. Rosov
                                                     --------------------------
                                                     Eugene A. Rosov, President



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